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Exhibit 99.1

        PRESS RELEASE

CONTACT:
Daniel B. Platt, Chief Financial Officer
Tel: 619-652-4700
Fax: 619-652-4711
dbplatt@bpac.com

BURNHAM PACIFIC CLOSES ON THE SALE OF LOS ANGELES CENTER

        SAN DIEGO, CA, April 10, 2002—Burnham Pacific Properties, Inc. (NYSE:BPP) today announced that it has closed on the sale of Bell Gardens Marketplace, a 160,000 square foot community center located in Bell Gardens, California, to Pacific Retail, L.P. (a joint venture led by affiliates of PO'B Montgomery & Company and Apollo Real Estate Advisors) for a purchase price of approximately $10.5 million. This sale represents the final transaction with the joint venture under a previously announced Purchase and Sale Agreement, as amended, with Pacific Retail, L.P.

        Burnham Pacific Properties, Inc. is a real estate investment trust (REIT) that focuses on retail real estate. More information on Burnham may be obtained by visiting the Company's web site at www.burnhampacific.com.

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